Exhibit 99.1

• The partnership reported $65.5 million of net income attributable to the partnership, $78.6 million of net cash provided by operating activities, $82.7 million of adjusted EBITDA attributable to the partnership, and $88.7 million of cash available for distribution.

• On August 1, Shell Midstream Partners exercised an option to purchase 50% equity ownership in a Permian gas gathering system for $47.0 million.

• Second quarter distribution of $0.3041 per LP unit, up 4.5% from previous quarter, which supports the partnership's intent to deliver 20% annual distribution growth through 2018.

HOUSTON, August 3, 2017 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented mainstream midstream master limited partnership formed by Royal Dutch Shell plc (RDS), reported net income attributable to the partnership of $65.5 million for the second quarter of 2017, which equated to $0.29 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the partnership of $82.7 million.

Total cash available for distribution was $88.7 million, about 2% lower than the prior quarter. The financial results of the quarter were largely impacted by a change in presentation to include accruals in the maintenance capital adjustment and the cash impact related to deferred revenue, which in total accounted for about $10.0 million less cash available for distribution compared to the first quarter. In addition, the impact of planned maintenance projects completed during the quarter was about $10.0 million largely driven by Auger and Zydeco. These items were partially offset by $19.4 million of proceeds from the divestment of a non-core segment of the Zydeco pipeline.

On August 1, Shell Midstream Partners exercised the option to purchase 50% equity interest in a Permian gas gathering system for approximately $47.0 million. The closing of the acquisition is subject to a due diligence period and customary closing conditions. Closing of the transaction is expected in the fourth quarter of 2017. "This is another example of diversifying our cash flow, building on an already robust onshore portfolio and linking directly to our Sponsor's footprint" said John Hollowell, CEO of Shell Midstream Partners. The system, which is operated by Crestwood Equity Partners LP (NYSE:CEQP), will gather the majority of Shell's operated Permian Delaware Basin gas under a long-term tiered, fixed-fee contract. "The Permian Basin is the most important asset in Shell's Unconventionals portfolio and offers our unit holders a compelling value proposition given the attractive purchase price and opportunity for further organic growth.”

The Board of Directors of the general partner previously declared a cash distribution of $0.3041 per limited partnership unit for the second quarter of 2017. This distribution represented an increase of 4.5% over the first quarter 2017 distribution and 21.6% increase over the second quarter 2016 distribution. This represents the tenth consecutive quarter of distribution growth, which supports the partnership's intent to increase distributions by 20% CAGR through 2018. The distribution coverage ratio was 1.3x for the second quarter.

FINANCIAL HIGHLIGHTS

•	Net income attributable to the partnership was $65.5 million, compared to $70.8 million for the prior quarter.

•	Net cash provided by operating activities was $78.6 million, compared to $96.7 million for the prior quarter.

•	Cash available for distribution was $88.7 million, compared to $90.5 million for the prior quarter.

•	Total cash distribution declared was $68.2 million resulting in a 1.3x coverage ratio.

•	Adjusted EBITDA attributable to the partnership was $82.7 million, compared to $86.6 million for the prior quarter.

•	As of June 30, 2017, the partnership had $135.4 million of consolidated cash and cash equivalents on hand.

Cash available for distribution and Adjusted EBITDA are non-GAAP supplemental financial measures. See reconciliation tables later in this press release.

ASSET HIGHLIGHTS

Significant Crude Systems and Related Storage

◦
Zydeco - Mainline volumes were 589 kbpd in the current quarter, compared to 592 kbpd in the prior quarter. Volumes were lower from Offshore due to the Caillou Island project partially offset by an increase of 8 kbpd from committed shippers. Non-mainline volumes were down from the prior quarter due to the divestment of a non-core segment of the Zydeco pipeline. Total cash available for distribution was lower approximately $14.0 million from the prior quarter due to planned maintenance activity, cash impacts related to deferred revenue, and the change in presentation to include accruals in the maintenance capital adjustment.

◦
Mars - Volumes were 506 kbpd compared to 440 kbpd in the prior quarter. Increase in volume was driven by the continued ramp up of the production from the connecting Amberjack pipeline and the unwinding of inventory positions in the Mars caverns. Total cash available for distribution was down about $4.0 million from the prior quarter due to lower storage revenue and cash dividend payout, partially offset by higher volumes from Amberjack.

◦	Poseidon - Volumes were 257 kbpd, in line with the prior quarter of 260 kbpd. Total cash available for distribution was largely in line with the prior quarter.

◦
Auger - Volumes were 43 kbpd, lower than the prior quarter of 92 kbpd primarily due to two producer planned turnarounds. Total cash available for distribution was down about $5.0 million from the prior quarter due to lower revenue following producer turnarounds.

Significant Refined Products Systems and Related Storage

◦	Refinery Gas Pipelines - Volumes were as expected backed by a long-term take or pay contract.

◦	Colonial - Dividends were $5.3 million, down $1.2 million from the prior quarter, which is more in line with historical quarterly distributions.
ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, headquartered in Houston, Texas, is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners' assets consist of interests in entities that own crude oil and refined products pipelines serving as key infrastructure to transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and to deliver refined products from those markets to major demand centers, as well as interests in entities that own natural gas and refinery gas pipelines which transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.

For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.
FORTHCOMING EVENTS
Shell Midstream Partners will hold a webcast at 8:30am CT to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners’ website at www.shellmidstreampartners.com by clicking on the “2017 Second-Quarter Financial Results Webcast” link, found under the "Events and Conferences" section. A replay of the conference call will be available following the live webcast.

Unaudited Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars)	June 30, 2017	March 31, 2017 (1)	March 31, 2017 (2)
Revenue (3)	$86.8	$84.4	$70.2
Costs and expenses
Operations and maintenance	30.0	26.7	21.4
General and administrative	11.0	10.2	8.0
Depreciation, amortization and accretion	9.6	9.5	6.2
Property and other taxes	3.4	4.2	2.8
Total costs and expenses	54.0	50.6	38.4
Operating income	32.8	33.8	31.8
Income from equity investments	37.2	38.7	38.7
Dividend income from cost investments	6.2	7.3	7.3
Investment and dividend income	43.4	46.0	46.0
Interest expense, net	7.5	4.8	4.8
Income before income taxes	68.7	75.0	73.0
Income tax expense	—	—	—
Net income	68.7	75.0	73.0
Net income attributable to Parent	1.0	2.0	—
Less: Net income attributable to noncontrolling interests	2.2	2.2	2.2
Net income attributable to the Partnership	$65.5	$70.8	$70.8
Less: general partner's interest in net income attributable to the Partnership	14.3	12.1	12.1
Limited Partners' interest in net income attributable to the Partnership	$51.2	$58.7	$58.7

Net income per Limited Partner Unit – Basic and Diluted:
Common	$0.29	$0.33	$0.33
Subordinated (4)	$—	$—	$—

Weighted average Limited Partner Units outstanding – Basic and Diluted (in millions):
Common units – public	88.4	88.4	88.4
Common units – SPLC	89.0	88.9	88.9
Subordinated units – SPLC (2)	—

(1) Prior quarter financial information has been retrospectively adjusted for the acquisition of the Shell Delta, Na Kika and Refinery Gas Pipeline Operations.
(2) As previously reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2017.
(3) Deferred revenue for the three months ended June 30, 2017 and March 31, 2017, including the impact of overshipments and expiring credits, was $2.6 million and $1.8 million, respectively.
(4) The subordinated units converted into common units on February 15, 2017, and were considered outstanding common units for the entire period with respect to the weighted average number of units outstanding.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
(in millions of dollars)	June 30, 2017	March 31, 2017 (1)	March 31, 2017 (2)
Net income	$68.7	$75.0	$73.0
Add:
Allowance oil reduction to net realizable value	0.3	—	—
Depreciation, amortization and accretion	9.6	9.5	6.2
Interest expense, net	7.5	4.8	4.8
Income tax expense	—	—	—
Cash distribution received from equity investments	38.9	43.9	43.9
Less:
Income from equity investments	37.2	38.7	38.7
Adjusted EBITDA	87.8	94.5	89.2
Less:
Adjusted EBITDA attributable to Parent	2.5	5.3	—
Adjusted EBITDA attributable to noncontrolling interests	2.6	2.6	2.6
Adjusted EBITDA attributable to the Partnership	82.7	86.6	86.6
Less:
Net interest paid attributable to the Partnership (3)	7.5	4.8	4.8
Maintenance capex attributable to the Partnership (4)	10.4	5.2	5.2
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	0.4	7.5	7.5
Reimbursements from Parent included in partners' Capital	4.1	6.4	6.4
April 2017 divestiture attributable to the Partnership	19.4	—	—
Cash Available for Distribution Attributable to the Partnership	$88.7	$90.5	$90.5

(1) Prior quarter financial information has been retrospectively adjusted for the acquisition of the Shell Delta, Na Kika and Refinery Gas Pipeline Operations.
(2) As previously reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2017.
(3) Amount represents both paid and accrued interest attributable to the period.
(4) For the three months ended June 30, 2017, the amount is inclusive of cash paid during the period, as well as accruals incurred for work performed during the period. Prior period amounts have not been changed and represent cash paid during the period.

See "Non-GAAP Financial Measures" later in this press release.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
(in millions of dollars)	June 30, 2017	March 31, 2017 (1)	March 31, 2017 (2)
Net cash provided by operating activities	$78.6	$96.7	$93.5
Add:
Interest expense, net	7.5	4.8	4.8
Income tax expense	—	—	—
Return of investment	2.4	6.0	6.0
Less:
Deferred revenue	1.9	8.5	8.5
Non-cash interest expense	0.1	—	—
Change in other assets and liabilities	(1.3)	4.5	6.6
Adjusted EBITDA	87.8	94.5	89.2
Less:
Adjusted EBITDA attributable to Parent	2.5	5.3	—
Adjusted EBITDA attributable to noncontrolling interests	2.6	2.6	2.6
Adjusted EBITDA attributable to the Partnership	82.7	86.6	86.6
Less:
Net interest paid attributable to the Partnership (3)	7.5	4.8	4.8
Maintenance capex attributable to the Partnership (4)	10.4	5.2	5.2
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	0.4	7.5	7.5
Reimbursements from Parent included in partners' Capital	4.1	6.4	6.4
April 2017 divestiture attributable to the Partnership	19.4	—	—
Cash Available for Distribution Attributable to the Partnership	$88.7	$90.5	$90.5

(1) Prior quarter financial information has been retrospectively adjusted for the acquisition of the Shell Delta, Na Kika and Refinery Gas Pipeline Operations.
(2) As previously reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2017.
(3) Amount represents both paid and accrued interest attributable to the period.
(4) For the three months ended June 30, 2017, the amount is inclusive of cash paid during the period, as well as accruals incurred for work performed during the period. Prior period amounts have not been changed and represent cash paid during the period.

See "Non-GAAP Financial Measures" later in this press release.

Distribution Information

(in millions of dollars, except per-unit and ratio data)	For the Three Months Ended
	June 30, 2017	March 31, 2017 (1)
Quarterly distribution declared per unit	$0.30410	$0.29100

Adjusted EBITDA attributable to the Partnership (2)	$82.7	$86.6

Cash available for distribution attributable to the Partnership (2)	$88.7	$90.5

Distribution declared:
Limited Partner units – Common	$53.9	$51.6
Limited Partner units – Subordinated (3)	—	—
General partner units	14.3	12.0
Total distribution declared	$68.2	$63.6

Coverage ratio (4)	1.3	1.4

(1) As previously reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2017. This financial information was not affected by retrospective adjustments for the acquisition of the Shell Delta, Na Kika and Refinery Gas Pipeline Operations.
(2) Non-GAAP measures. See reconciliation tables earlier in this press release.
(3) The subordinated units converted to common units on February 15, 2017.
(4) Coverage ratio is equal to Cash Available for Distribution attributable to the partnership divided by total distribution declared.

Capital Expenditures
(in millions of dollars)	For the Three Months Ended
	June 30, 2017	March 31, 2017 (1)	March 31, 2017 (2)
Expansion capital expenditures	$4.3	$1.8	$1.8
Maintenance capital expenditures	8.6	6.2	5.5
Total capital expenditures paid	$12.9	$8.0	$7.3

(1) Prior quarter financial information has been retrospectively adjusted for the acquisition of the Shell Delta, Na Kika and Refinery Gas Pipeline Operations.
(2) As previously reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2017.

Condensed Consolidated Balance Sheet Information
(in millions of dollars)	June 30, 2017	March 31, 2017 (1)	March 31, 2017 (2)
Cash and cash equivalents	$135.4	$154.6	$154.6
Property, plant & equipment	614.3	613.8	403.8
Total assets	1,098.7	1,118.0	898.8
Total related party debt	1,265.4	685.3	685.3
Total equity	(252.5)	353.8	137.5

(1) Prior quarter financial information has been retrospectively adjusted for the acquisition of the Shell Delta, Na Kika and Refinery Gas Pipeline Operations.
(2) As previously reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2017.

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	June 30, 2017	March 31, 2017
Pipeline throughput (thousands of barrels per day) (1)
Zydeco – Mainlines	589	592
Zydeco – Other segments	368	555
Zydeco total system	957	1,147
Mars total system	506	440
Bengal total system	608	579
Poseidon total system	257	260
Auger total system	43	92
Delta total system	218	236
Na Kika total System	38	45
Odyssey total system	115	114
Other systems	308	337

Terminals (2)
Lockport terminaling throughput and storage volumes	195	209

Revenue per barrel ($ per barrel)
Zydeco total system (3)	$0.65	$0.54
Mars total system (3)	1.35	1.46
Bengal total system (3)	0.32	0.34
Auger total system (3)	1.03	1.14
Delta total system (3)	0.53	0.53
Na Kika total System (3)	0.71	0.71
Odyssey total system (3)	0.95	0.95
Lockport total system (4)	0.23	0.24

(1) Pipeline throughput is defined as the volume of delivered barrels.
(2) Terminaling throughput is defined as the volume of delivered barrels and storage is defined as the volume of stored barrels.
(3) Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system, volume and length of contract.
(4) Based on reported revenues from transportation and storage divided by delivered and stored barrels over the same time period. Actual rates are based on contract volume and length.

	Three Months Ended March 31, 2017
	Shell Midstream Partners, L.P. (1)	Delta, Na Kika and Refinery Gas Pipelines Operations (2)	Consolidated Results
(in millions of dollars)
Revenue	$70.2	$14.2	$84.4
Costs and expenses
Operations and maintenance	21.4	5.3	26.7
General and administrative	8.0	2.2	10.2
Depreciation, amortization and accretion	6.2	3.3	9.5
Property and other taxes	2.8	1.4	4.2
Total costs and expenses	38.4	12.2	50.6
Operating income	31.8	2.0	33.8
Income from equity investments	38.7	—	38.7
Dividend income from cost investments	7.3	—	7.3
Investment and dividend income	46.0	—	46.0
Interest expense, net	4.8	—	4.8
Income before income taxes	73.0	2.0	75.0
Income tax expense	—	—	—
Net income	73.0	2.0	75.0
Net income attributable to Parent	—	2.0	2.0
Less: Net income attributable to noncontrolling interests	2.2	—	2.2
Net income attributable to the Partnership	$70.8	$—	$70.8
Less: general partner's interest in net income attributable to the Partnership	12.1	—	12.1
Limited Partners' interest in net income attributable to the Partnership	$58.7	$—	$58.7

(1) As previously reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2017.
(2) Our Parents' results of the Shell Delta, Na Kika and Refinery Gas Pipeline Operations for the three months ended March 31, 2017.

FORWARD LOOKING STATEMENTS
This press release includes various “forward-looking statements.” All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, August 3, 2017, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by the information in our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners and certain one-time payments not reflected in net income. Cash available for distribution will not reflect changes in working capital balances.
August 3, 2017

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

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